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Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

Priority Senior Secured Income Fund, Inc.
New York, New York

        We hereby consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-182941 on Form N-2 of our report dated February 15, 2013, relating to the financial statements of Priority Senior Secured Income Fund, Inc. as of February 6, 2013 and for the period from July 19, 2012 (inception) to February 6, 2013 which is contained in the Statement of Additional Information, which is part of such Registration Statement.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York

February 15, 2013

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  Exhibit (n)(2)
Consent of Independent Registered Public Accounting Firm